Exhibit 10.12
FXCM INC.
2010 LONG-TERM INCENTIVE PLAN
FORM OF
NON-QUALIFIED STOCK OPTION AGREEMENT
(Non-Employee Directors)
     THIS AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page hereto (the “Date of Grant”), between FXCM Inc. (the “Company”) and the individual named on the signature page hereto (the “Participant”).
R E C I T A L S:
     WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
     WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the Option (as defined below) provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
     1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
     (a) Company Group: The Company and its Subsidiaries.
     (b) Expiration Date: The seventh anniversary of the Date of Grant.
     (c) Option: The Option with respect to which the terms and conditions are set forth in Section 3 of this Agreement.
     (d) Plan: The FXCM Inc. 2010 Long-Term Incentive Plan, as it may be amended or supplemented from time to time.
     (e) Vested Portion: At any time, the portion of the Option which has become vested, as described in Section 3 of this Agreement.
     2. Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of Shares subject to the Option set forth on the signature page hereto, subject to adjustment as set forth in the Plan. The Option Price shall be as set forth on the signature page hereto. The Option is intended to be a nonqualified stock option, and is not intended to be treated as an incentive stock option that complies with Section 422 of the Code.

     3. Vesting of the Option.
     (a) Subject to the Participant’s continued Employment through the applicable vesting date, the Option shall vest and become exercisable at the time set forth on the signature page hereto.
     (b) Termination of Employment. If the Participant’s Employment terminates for any reason, the Option, to the extent not then vested and exercisable, shall be immediately canceled by the Company without consideration. Notwithstanding anything to the contrary in this Agreement, (x) in the event of a Change in Control, the Option shall, to the extent not then vested or previously forfeited or cancelled, become fully vested and exercisable effective as of immediately prior to the occurrence of such Change in Control and (y) in the event of the termination of the Participant’s Employment due to death or Disability, the Option shall, to the extent not then vested or previously forfeited or cancelled, become fully vested and exercisable effective as of the termination date.
     4. Exercise of the Option..
     (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the Expiration Date. Notwithstanding the foregoing, at any time prior to the Expiration Date, the Vested Portion of the Option shall only remain exercisable for the period set forth below with respect to the particular event:
     (i) Termination due to Death, Disability or in Connection with a Change in Control. If the Participant’s Employment terminates (x) due to the Participant’s death or Disability or (y) in connection with a Change in Control, in each case, the Participant may exercise the Vested Portion of the Option for a period ending on the earlier of (A) one year following such termination of Employment and (B) the Expiration Date; and
     (ii) Termination of Employment for any Other Reason. If the Participant’s Employment terminates other than (x) due to death or Disability or (y) in connection with a Change in Control, the Participant may exercise the Vested Portion of the Option for a period ending on the earlier of (A) 30 days following such termination of Employment and (B) the Expiration Date.
     (b) Method of Exercise.
     (i) Subject to Section 4(a) of this Agreement and any administrative procedures that may be established by the Company, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee;

provided, that such Shares have been held by the Participant for more than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (iv) if there is a public market for the Shares at such time, to the extent permitted by, and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (v) to the extent permitted by the Committee, using a net settlement mechanism whereby the number of Shares delivered upon the exercise of the Option will be reduced by a number of Shares that has a Fair Market Value equal to the Option Price. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
     (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
     (iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company may issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates, if any, to the Participant, any loss by the Participant of any certificates, or any mistakes or errors in the issuance of any certificates or in the certificates themselves, if any. Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership through uncertificated book entry.
     (iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
     5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, any entity that is a member of the Company Group. Further, any entity that is a member of the Company Group may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

     6. Legend on Certificates. To the extent applicable, all certificates (or book entries) representing the Shares purchased by exercise of the Option shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates (or notations made next to the book entries) to make appropriate reference to such restrictions.
     7. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.
     8. Withholding. The Participant may be required to pay to any entity that is a member of the Company Group and any entity that is a member of the Company Group shall have the right and is authorized to withhold any applicable withholding or other taxes in respect of the Option, its exercise, or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding or other taxes. The Participant may elect to pay any or all of such withholding or other taxes as provided in Section 4(c) of the Plan.
     9. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
     10. Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.
     12. Amendment. This Agreement may be amended only by a written instrument executed by the parties hereto, which specifically states that it is amending this Agreement.

     13. Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
     14. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.
     15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

FXCM INC.

By

Its

[NAME OF PARTICIPANT]

The Date of Grant is ______________.
The number of Shares subject to the Option is __________.
The Option Price shall be $_________ per Share.
Subject to the Participant’s continued Employment through the applicable vesting date, the Option shall vest and become exercisable with respect to one hundred percent (100%) of the Shares subject to such Option on the first anniversary of the Date of Grant.
Signature Page to Non-Qualified Stock Option Agreement (Non-Employee Directors) — ___, 2010